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                                                                    EXHIBIT 99.8


                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering by CD&L, Inc. (the "Company"), of subscription rights ("Rights") distributed to all holders of record of shares of the Company's common stock, par value $.001 per share (the "Common Stock), options to purchase Common Stock and certain convertible notes
at the close of business on           , 2004, to subscribe for and purchase
shares of Common Stock. The Rights are described in the Company's prospectus
dated           , 2004 (the "Prospectus"), which accompanies this form.

         This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Subscription Rights Certificates."

     Box 1. |_| Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

     Box 2. |_| Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                                      Number of     Subscription
                                       Shares          Price         Payment

     Basic Subscription Privilege                 x   $1.016    =   $
                                   --------------                    -----------

     Box 3. |_| Please EXERCISE OVERSUBSCRIPTION PRIVILEGE for additional shares of Common Stock as set forth below.

                                     Number of        Subscription
                                 Additional Shares        Price        Payment

     Oversubscription Privilege                     x    $1.016    = $
                                 -----------------                    ----------

     TOTAL PAYMENT REQUIRED:
                            ----------------------------------------------------
                              (This amount must equal the total of the amounts
                             set forth under "Payment" in Boxes 2 and 3 above).

     Box 4. |_| Payment in the following amount is enclosed $                  .
                                                             ------------------

     Box 5. |_| Please deduct payment from the following account maintained by you as follows:

            Type of Account:                      Account No.:
                            ---------------------             ------------------

            Amount Deducted: $
                              -------------------------

 (PLEASE NOTE THAT THE AGGREGATE PAYMENTS MADE PURSUANT TO BOXES 4 AND 5 ABOVE
       MUST EQUAL THE AMOUNT SHOWN UNDER "TOTAL PAYMENT REQUIRED" ABOVE)



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Signature(s)


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Please type or print name(s)

Date:                        , 2004
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